UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2009

Commission File Number: 333-142860

NACEL ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	20-4315791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9375 E. Shea Blvd., Suite 100 Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

(602) 235-0355
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01 – Other Events.

On September 8, 2009, NACEL Energy Corporation (“NACEL Energy” or the “Company”) announced the completion of major environmental assessment work and other efforts at its Blue Creek wind power project in Moore County, Texas. The assessment work and other efforts included an archaeological/cultural site evaluation needed for the U.S. Army Corps of Engineers; a biological resources evaluation including wildlife habitat assessment; a storm water pollution prevention plan; and a U.S. Army of Corps of Engineers jurisdictional waters evaluation In addition, the Company indicated that it had received Federal Aviation Administration (FAA) permits covering the placement of 27 turbines at Blue Creek – completing the development phase permitting for this project.

In addition, NACEL Energy has also completed significant pre-construction work for the Blue Creek project including turbine and electrical collection engineering as part of the Company’s project interconnection plan submitted to Southwestern Public Service (see Company’s Form 8-K filed on June 18, 2009).  However, the Company cautions that important milestones remain to be undertaken and completed at Blue Creek prior to project commissioning (operations), currently anticipated for July 2010. Such milestones include a final interconnection agreement, negotiation of a power purchase agreement and consummating turbine (debt) financing.

A copy of the press release pertaining to the foregoing is attached hereto as an exhibit.

Item 9.01 – Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NACEL ENERGY CORPORATION

Date: September 8, 2009	By: /s/ Paul Turner
Paul Turner, Chief Executive Officer